Exhibit 99.1

Oclaro Announces Fourth Quarter and Fiscal Year 2012 Financial Results

SAN JOSE, Calif., – July 31, 2012 – Oclaro, Inc. (NASDAQ: OCLR), a provider of optical components, modules and subsystems, today announced the financial results for its fourth quarter and fiscal year 2012, which ended June 30, 2012.

“Our results for the fiscal fourth quarter were in line with our previously announced guidance ranges,” said Alain Couder, chairman and CEO of Oclaro. “With the close of our merger with Opnext, we are well positioned as the #2 player in the optical components, modules and subsystems market. Customer feedback on the merger is very positive. Moving forward we are focused on accelerating the synergies of our combined business and capitalizing on the strengths of our customer relationships, comprehensive product portfolio and technologies, which we will discuss in detail during our quarterly conference call later today.”

Results for the Fourth Quarter of Fiscal 2012:

Revenues were $104.4 million for the fourth quarter of fiscal 2012, compared with revenues of $88.7 million in the third quarter of fiscal 2012.

GAAP gross margin was 21% for the fourth quarter of fiscal 2012, compared with a GAAP gross margin of 15% in the third quarter of fiscal 2012.

•	Non-GAAP gross margin was 21% for the fourth quarter of fiscal 2012, compared with a non-GAAP gross margin of 16% in the third quarter of fiscal 2012.

GAAP operating loss was $4.0 million for the fourth quarter of fiscal 2012, which included approximately $11.7 million of gain on the sale of assets previously held for sale and $3.4 million of net flood-related income from insurance advances, net of additional write-offs and expenses, due to the flooding in Thailand. This compares with a GAAP operating loss of $15.9 million in the third quarter of fiscal 2012, which included $3.3 million of net flood-related income.

•	Non-GAAP operating loss was $9.9 million for the fourth quarter of fiscal 2012, compared with a non-GAAP operating loss of $14.6 million in the third quarter of fiscal 2012.

Adjusted EBITDA was negative $5.0 million for the fourth quarter of fiscal 2012, compared with negative $9.9 million in the third quarter of fiscal 2012.

GAAP net loss for the fourth quarter of fiscal 2012 was $3.9 million, which included approximately $11.7 million of gain on the sale of assets previously held for sale and $3.4 million of net flood-related income from insurance advances, net of additional write-offs and expenses, due to the flooding in Thailand. This compares with a GAAP net loss of $17.2 million in the third quarter of fiscal 2012, which included $3.3 million of net flood-related income.

•

Non-GAAP net loss for the fourth quarter of fiscal 2012 was $10.5 million, and excluded approximately $11.7 million of gain on the sale of assets previously held for sale. This compares with a non-GAAP net loss of $15.5 million in the third quarter of fiscal 2012.

Cash, cash equivalents and restricted cash were $62.4 million at June 30, 2012 compared with $51.1 million at March 31, 2012. The Company did not draw on its existing $45 million credit facility in the fourth quarter and its total outstanding balance draw remained at $25.5 million at June 30, 2012. In the fourth quarter the Company received $19 million in net proceeds from the sale of its building in Shenzhen and $4.6 million in additional insurance advances in connection with losses associated with the Thailand flood.

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Oclaro Announces Fourth Quarter and Fiscal Year 2012 Financial Results

Results for Fiscal Year 2012:

Fiscal 2012 financial results were materially impacted by the floods in Thailand that occurred in October 2011.

Revenues were $385.5 million for fiscal 2012, compared with $466.5 million in fiscal 2011.

GAAP gross margin was 18% for fiscal 2012, compared with 27% in fiscal 2011.

•	Non-GAAP gross margin was 19% for fiscal 2012, compared with 27% in fiscal 2011.

GAAP operating loss was $63.8 million for fiscal 2012. This compares with a GAAP operating loss of $33.6 million in fiscal 2011, which included $20 million of impairment charges following the Company’s annual review of goodwill.

•

Non-GAAP operating loss was $53.0 million for fiscal 2012, and in addition to being materially impacted by the flooding in Thailand, it excluded approximately $11.7 million of gain on the sale of assets previously held for sale. This compares with non-GAAP operating income of $1.6 million in fiscal 2011.

Adjusted EBITDA was negative $33.7 million for fiscal 2012, compared with positive $17.0 million in fiscal 2011.

GAAP net loss for fiscal 2012 was $66.5 million, compared with a GAAP net loss of $46.4 in fiscal 2011, which included $20 million of impairment charges following the company’s annual review of goodwill.

•	Non-GAAP net loss for fiscal 2012 was $61.1 million, compared with a non-GAAP net loss of $2.0 million in fiscal 2011.

First Quarter Fiscal Year 2013 Outlook

The results of Oclaro, Inc. for the first quarter of fiscal 2013, which ends September 29, 2012, are expected to be:

Revenues in the range of $154 million to $168 million.

Non-GAAP gross margin in the range of 17% to 21%.

Adjusted EBITDA in the range of negative $17.0 million to negative $8.0 million.

The outlook for the first quarter of fiscal 2013 includes the financial results from Opnext, Inc. since the merger close, which was effective July 23, 2012.

The foregoing guidance is based on current expectations, including the impact to our operations and financial conditions attributable to the flooding in Thailand. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro, Inc.’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of these risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to, restructuring and related costs, acquisition or disposal related costs, any additional flood-related write-offs and expenses, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets, depreciation and amortization, extraordinary items, as well as the expensing of stock options and restricted stock grants. We do not intend to update this guidance as a result of developments occurring after the date of this release.

Oclaro Announces Fourth Quarter and Fiscal Year 2012 Financial Results

Conference Call

Oclaro will hold a conference call to discuss financial results for the fourth quarter of fiscal 2012 today at 1:30 p.m. PT/4:30 p.m. ET. To listen to the live conference call, please dial (480) 629-9761. A replay of the conference call will be available through August 7, 2012. To access the replay, dial (858) 384-5517. The passcode for the replay is 4553192. A webcast of this call and a supplemental presentation will be available in the investor section of Oclaro’s website at www.oclaro.com.

About Oclaro

Oclaro, Inc. (NASDAQ: OCLR) is one of the largest providers of lasers and optical components, modules and subsystems for the optical communications, industrial and consumer laser markets. The company is a global leader dedicated to photonics innovation, with cutting-edge research and development (R&D) and chip fabrication facilities in the U.S., U.K., Italy, Switzerland, Israel, Korea and Japan. It has in-house and contract manufacturing sites in China, Malaysia and Thailand, with design, sales and service organizations in most of the major regions around the world. For more information, visit http://www.oclaro.com.

Copyright 2012. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the U.S. and other countries. Information in this release is subject to change without notice.

Safe Harbor Statement

This press release contains statements about management’s future expectations, plans or prospects of Oclaro, Inc. and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial targets and expectations, and progress toward our target business model, including financial guidance for the fiscal quarter ending September 29, 2012 regarding revenue, non-GAAP gross margin and Adjusted EBITDA, and (ii) expectations related to the integration of Opnext into Oclaro following the closing of the merger on July 23, 2012, (iii) our market position and future operating prospects, including customer reaction to our merger with Opnext. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including (i) the future performance of Oclaro and its ability to effectively integrate the operations of acquired companies following the closing of acquisitions and mergers, including its merger with Opnext, Inc., (ii) the potential inability to realize the expected benefits and synergies of acquisitions and mergers, (iii) the impact to our operations and financial condition attributable to the flooding in Thailand, (iv) the impact of continued uncertainty in world financial markets and any resulting reduction in demand for our products, (v) our ability to maintain our gross margin, (vi) the effects of fluctuating product mix on our results, (vii) our ability to timely develop and commercialize new products, (viii) our ability to respond to evolving technologies and customer requirements, (ix) our dependence on a limited number of customers for a significant percentage of our revenues, (x) our ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources than we do, (xi) our ability to effectively and efficiently transition to an outsourced back-end assembly and test model, (xii) increased costs related to downsizing and compliance with regulatory compliance in connection with such downsizing, competition and pricing pressure, (xiii)the potential lack of availability of credit or opportunity for equity based financing, (xiv) the risks associated with our international operations, (xv)the outcome of tax audits or similar proceedings, (xvi) the outcome of pending litigation against the company, (xvii) our ability to maintain or increase our cash reserves and obtain financing on terms acceptable to us, and (xviii) other factors described in Oclaro’s most recent annual report on Form 10-K, most recent quarterly reports on Form 10-Q, Form 10Q/A, registration statement on Form S-4 and other documents we periodically file with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this announcement. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this announcement.

Oclaro Announces Fourth Quarter and Fiscal Year 2012 Financial Results

Non-GAAP Financial Measures

Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss is operating income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss and Adjusted EBITDA is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s “core operating performance” and its results of operations may look in the future. Oclaro defines “core operating performance” as its ongoing performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, income taxes, restructuring and severance programs, costs relating to specific major projects (such as acquisitions), non-cash compensation related to stock and options and certain income, write-offs and expenses related to flooding in Thailand, including advance payments received from insurers, impairment of fixed assets and inventory and related expenses, are not included in Oclaro’s view of “core operating performance.” Management does not believe these items are reflective of Oclaro’s ongoing core operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Non-GAAP Gross Margin Rate

Non-GAAP gross margin rate is calculated as gross margin rate as determined in accordance with GAAP (gross profit as a percentage of revenues) excluding non-cash compensation related to stock and options. Oclaro evaluates its performance using non-GAAP gross margin rate to assess Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.

Oclaro Announces Fourth Quarter and Fiscal Year 2012 Financial Results

Non-GAAP Operating Income/Loss

Non-GAAP operating income/loss is calculated as operating income/loss as determined in accordance with GAAP excluding the impact of amortization of intangible assets, restructuring, acquisition and related costs, non-cash compensation related to stock and options granted to employees and directors, certain other one-time charges and credits and excluding any flood related advance payments received from insurers, impairment of fixed assets and inventory and related expenses specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro evaluates its performance using, among other things, non-GAAP operating income/loss in evaluating Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.

Non-GAAP Net Income/Loss

Non-GAAP net income/loss is calculated as net income/loss excluding the impact of restructuring, acquisition and related costs, Thailand flood-related income and expenses, non-cash compensation related to stock and options granted to employees and directors, net foreign currency translation gains/losses, the impact of amortization of intangible assets and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses non-GAAP net income/loss in evaluating Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.

Adjusted EBITDA

Adjusted EBITDA is calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net foreign currency translation gains/losses, as well as restructuring, acquisition and related costs, non-cash compensation related to stock and options and certain other one-time charges and credits, including flood related advance payments received from insurers, impairment of fixed assets and inventory and related expenses, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Jerry Turin	Jim Fanucchi
Chief Financial Officer	Summit IR Group Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

Oclaro Announces Fourth Quarter and Fiscal Year 2012 Financial Results

OCLARO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	June 30, 2012	March 31, 2012	June 30, 2012	July 2, 2011
Revenues	$104,440	$88,709	$385,458	$466,505
Cost of revenues	82,991	75,021	315,413	342,869

Gross profit	21,449	13,688	70,045	123,636

Operating expenses:
Research and development	17,267	15,045	67,003	65,492
Selling, general and administrative	15,693	14,889	62,541	62,767
Amortization of intangible assets	776	775	3,000	2,805
Restructuring, acquisition and related costs	6,718	2,189	10,361	4,469
Flood-related (income) expense, net	(3,363)	(3,267)	2,458	—
Legal settlements	—	—	—	1,678
Impairment of goodwill	—	—	—	20,000
(Gain) loss on sale of property and equipment	(11,650)	(13)	(11,566)	35

Total operating expenses	25,441	29,618	133,797	157,246

Operating loss	(3,992)	(15,930)	(63,752)	(33,610)
Other income (expense):
Interest income (expense), net	(416)	(303)	(1,121)	(1,995)
Gain (loss) on foreign currency translation	687	(261)	3,116	(9,174)
Other income	—	—	2,238	—

Total other income (expense)	271	(564)	4,233	(11,169)

Loss before income taxes	(3,721)	(16,494)	(59,519)	(44,779)
Income tax provision	210	668	6,984	1,646

Net loss	$(3,931)	$(17,162)	$(66,503)	$(46,425)

Net loss per share:
Basic	$(0.08)	$(0.34)	$(1.32)	$(0.96)
Diluted	$(0.08)	$(0.34)	$(1.32)	$(0.96)
Shares used in computing net loss per share:
Basic	50,831	50,814	50,396	48,444
Diluted	50,831	50,814	50,396	48,444

Stock-based compensation included in the following:
Cost of revenues	$427	$460	$1,584	$1,385
Research and development	357	349	1,447	1,414
Selling, general and administrative	878	863	3,561	3,505

Total	$1,662	$1,672	$6,592	$6,304

Oclaro Announces Fourth Quarter and Fiscal Year 2012 Financial Results

OCLARO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	June 30, 2012	July 2, 2011
ASSETS
Current assets:
Cash and cash equivalents	$61,760	$62,783
Restricted cash	614	574
Accounts receivable, net	74,666	82,868
Inventories	78,444	102,201
Prepaid expenses and other current assets	12,582	16,495

Total current assets	228,066	264,921

Property and equipment, net	59,616	69,374
Other intangible assets, net	16,645	19,698
Goodwill	10,904	10,904
Other non-current assets	13,075	10,277

Total assets	$328,306	$375,174

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$60,098	$66,179
Accrued expenses and other liabilities	49,944	60,703
Credit line payable	25,500	—

Total current liabilities	135,542	126,882

Deferred gain on sale-leaseback	12,722	12,920
Other long-term liabilities	12,391	6,277

Total liabilities	160,655	146,079

Stockholders’ equity:
Common stock	515	505
Additional paid-in capital	1,330,172	1,313,931
Accumulated other comprehensive income	29,538	40,730
Accumulated deficit	(1,192,574)	(1,126,071)

Total stockholders’ equity	167,651	229,095

Total liabilities and stockholders’ equity	$328,306	$375,174

Oclaro Announces Fourth Quarter and Fiscal Year 2012 Financial Results

OCLARO, INC.

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	June 30, 2012	March 31, 2012	June 30, 2012	July 2, 2011
Reconciliation of GAAP net loss to non-GAAP net loss and adjusted EBITDA:
GAAP net loss	$(3,931)	$(17,162)	$(66,503)	$(46,425)
Stock-based compensation included in:
Cost of revenues	427	460	1,584	1,385
Research and development	357	349	1,447	1,414
Selling, general and administrative	878	863	3,561	3,505
Amortization expense	776	775	3,000	2,805
Restructuring, acquisition and related costs	6,718	2,189	10,361	4,469
Flood-related (income) expense, net	(3,363)	(3,267)	2,458	—
Legal settlements	—	—	—	1,678
Impairment of goodwill	—	—	—	20,000
Other (income) expense items, net	—	—	(2,238)	—
Gain on sale of assets previously held for sale	(11,672)	—	(11,672)	—
(Gain) loss on foreign currency translation	(687)	261	(3,116)	9,174

Non-GAAP net loss	(10,497)	(15,532)	(61,118)	(1,995)

Income tax provision	210	668	6,984	1,646
Depreciation expense	4,918	4,633	19,291	15,320
Interest (income) expense, net	416	303	1,121	1,995

Adjusted EBITDA	$(4,953)	$(9,928)	$(33,722)	$16,966

Non-GAAP net loss per share:
Basic	$(0.21)	$(0.31)	$(1.21)	$(0.04)
Diluted	$(0.21)	$(0.31)	$(1.21)	$(0.04)
Shares used in computing Non-GAAP net loss per share:
Basic	50,831	50,814	50,396	48,444
Diluted	50,831	50,814	50,396	48,444

Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$21,449	$13,688	$70,045	$123,636
Stock-based compensation in cost of revenues	427	460	1,584	1,385

Non-GAAP gross profit	$21,876	$14,148	$71,629	$125,021

GAAP gross margin rate	20.5%	15.4%	18.2%	26.5%
Non-GAAP gross margin rate	20.9%	15.9%	18.6%	26.8%
Reconciliation of GAAP operating loss to non-GAAP operating loss:
GAAP operating loss	$(3,992)	$(15,930)	$(63,752)	$(33,610)
Stock-based compensation included in:
Cost of revenues	427	460	1,584	1,385
Research and development	357	349	1,447	1,414
Selling, general and administrative	878	863	3,561	3,505
Amortization of intangible assets	776	775	3,000	2,805
Restructuring, acquisition and related costs	6,718	2,189	10,361	4,469
Flood-related (income) expense, net	(3,363)	(3,267)	2,458	—
Legal settlements	—	—	—	1,678
Impairment of goodwill	—	—	—	20,000
Gain on sale of assets previously held for sale	(11,672)	—	(11,672)	—

Non-GAAP operating gain (loss)	$(9,871)	$(14,561)	$(53,013)	$1,646